Calculation of Filing Fee Tables
F-3
Autozi Internet Technology (Global) Ltd.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Debt	Debt Securities	457(o)
		Equity	Preferred Shares	457(o)
		Other	Rights	457(o)
		Equity	Class A Ordinary Shares, par value US$0.0005 per share, issuable upon conversion, exchange or exercise of the newly registered securities	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 20,000,000.00	0.000087	$ 1,740.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 20,000,000.00		$ 1,740.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 1,740.00
Offering Note
[1]	The Registrant is registering an indeterminate amount of debt securities, preferred shares and rights for offer and sale from time to time at indeterminate prices, with a maximum aggregate offering price not to exceed US$20,000,000. The registration fee is calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the maximum aggregate offering price of the newly registered securities on a combined basis. The maximum aggregate offering price is not allocated among the individual classes of securities. Securities registered hereunder may be sold separately or together with other securities registered hereunder. Includes an indeterminate number of Class A ordinary shares issuable upon conversion, exchange or exercise of the newly registered securities. Pursuant to Rule 457(i) under the Securities Act, the registration fee for convertible securities and the securities into which they are convertible, when registered concurrently, is calculated on the basis of the offering price of the convertible securities, together with any additional consideration payable upon conversion. Pursuant to Rule 457(g), no separate registration fee is payable for rights registered concurrently with the securities offered pursuant to those rights. Any consideration payable upon conversion or exercise is included in the maximum aggregate offering price stated in Table 1. Pursuant to Rule 416(a) under the Securities Act, this registration statement also covers additional Class A ordinary shares issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions to the extent applicable. Calculated at the rate of US$87.00 per US$1,000,000 of the maximum aggregate offering price, effective October 1, 2026 and in effect through September 30, 2027.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☐Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
	Equity	Class A Ordinary Shares, par value US$0.0005 per share		$ 500,000,000.00	F-3	333-293491	03/17/2026
1	Unallocated (Universal) Shelf		3,497,273	$ 500,000,000.00	F-3	333-293491	03/17/2026
Prospectus Note
[1]	Pursuant to Rule 429 under the Securities Act, the prospectus included in this registration statement, to which this exhibit is attached, is a combined prospectus relating to this registration statement and to the Registrant's registration statement on Form F-3 (File No. 333-293491), which became effective on March 17, 2026 (the "Prior Registration Statement"), relating to such indeterminate number of Class A ordinary shares, warrants and units of the Registrant as shall have an aggregate offering price not to exceed US$500,000,000, all of which remains unsold under the Prior Registration Statement. This registration statement combines the remaining US$500,000,000 of unsold securities from the Prior Registration Statement with an additional US$20,000,000 of newly registered securities to enable an aggregate of US$520,000,000 of securities to be offered pursuant to the combined prospectus. No separate registration fee is payable with respect to the US$500,000,000 of unsold securities which were previously registered on the Prior Registration Statement. Pursuant to Rule 429(b) under the Securities Act, this registration statement, upon effectiveness, will constitute a post-effective amendment to the Prior Registration Statement, which post-effective amendment shall become effective concurrently with the effectiveness of this registration statement in accordance with Section 8(c) of the Securities Act. No registration fee is payable in connection with the Class A ordinary shares previously registered for resale under the Prior Registration Statement and included in the combined prospectus pursuant to Rule 429 under the Securities Act. 34,972,600 Class A ordinary shares were registered for resale under the Prior Registration Statement. Following the one-for-ten share consolidation effective March 23, 2026, such shares became 3,497,273 Class A ordinary shares, including the rounding up of fractional entitlements, pursuant to Rule 416(b) under the Securities Act.